Exhibit 99.1

OpGen Partnering with New York State Department of Health and Merck's ILÚM Health Solutions to Detect Antimicrobial-Resistant Infections

Collaboration with NY Department of Health's Wadsworth Center to utilize OpGen's Acuitas AMR Gene Panel u5.47 and Acuitas Lighthouse Software within Statewide digital health and precision medicine platform at healthcare institutions statewide

GAITHERSBURG, Md. (September 24, 2018) – OpGen, Inc. (Nasdaq: OPGN) announced today a groundbreaking collaboration with the New York State Department of Health ("DOH") and ILÚM Health Solutions, LLC ("ILÚM"), a wholly owned subsidiary of Merck's Healthcare Services and Solutions, to develop a state-of-the-art research program to detect, track, and manage antimicrobial-resistant infections at healthcare institutions statewide. OpGen will work together with DOH's Wadsworth Center and ILÚM to develop an infectious disease digital health and precision medicine platform that connects healthcare institutions to DOH and uses genomic microbiology for statewide surveillance and control of antimicrobial resistance.

The DOH, ILÚM and OpGen will work collaboratively to build a sustainable, flexible infectious diseases reporting, tracking and surveillance tool for antimicrobial resistance that can be applied across New York State. The goal of this project is to improve patient outcomes and save healthcare dollars by integrating real-time epidemiologic surveillance with rapid delivery of resistance results to care-givers via web-based and mobile platforms. ILÚM is leading the project with the implementation of its technology platform. OpGen is providing its Acuitas® AMR Gene Panel for rapid detection of multidrug-resistant bacterial pathogens along with its Acuitas Lighthouse® Software for high resolution pathogen tracking.

"We are proud to be a part of this groundbreaking initiative throughout the State of New York, and to collaborate with Wadsworth and ILÚM to help develop the blueprint for how governments and healthcare facilities can detect, track, and manage antimicrobial-resistant infections," said Evan Jones, CEO, OpGen. "As part of the collaboration, OpGen will receive a $1.5 million contract for the 12-month demonstration portion of the project, with the potential for full implementation during the next five years, should certain milestones be achieved by all parties involved. We look forward to working with the Wadsworth Laboratories and to serving the people of the State of New York."

The precision medicine solutions provided by OpGen and ILÚM to accomplish the goals of the project are:

•
The OpGen Acuitas AMR Gene Panel u.5.47, a distributed, rapid diagnostics platform capable of detection and identification of multidrug-resistant bacterial pathogens in under three hours and for use with the Acuitas Lighthouse Software.  Together, these products can rapidly identify and locate antibiotic resistance threats in healthcare institutions and networks.  Both systems are commercially available for Research Use Only (RUO) and are anticipated to be submitted for FDA clearance after completion of ongoing and planned clinical trials. In future iterations, OpGen's Acuitas technologies are anticipated to provide custom testing solutions to supplement evolving Wadsworth Laboratory testing and New York State's DOH surveillance needs.

•
The OpGen Acuitas Lighthouse Software includes Acuitas Lighthouse epidemiology dashboards with high-resolution pathogen tracking through healthcare facilities, to cities, regions, as well as the entire state.

•
ILÚM's technology platform, a Commercial Off The Shelf (COTS) solution which assembles and streams analyzed health data from across locations and health care systems. This data includes laboratory test results, pharmacy, orders, and ADT (admissions, discharges, transfers). The platform offers patient and program-specific data analytics and visualization capabilities to users via a web application and a mobile device application.  Also, it enables case browsing, patient monitoring, detection and prioritization and performance monitoring and reporting for disease management, including actionable insights in support of quality improvement efforts, disease surveillance, pathway adherence, and ultimately impacting outcomes.

New York State Health Commissioner Dr. Howard A. Zucker said, "Under Governor Cuomo's leadership, New York State is setting the standard in addressing the threat of antimicrobial resistance.  New York's Wadsworth Center is uniquely qualified to partner with OpGen and ILÚM Health Solutions as part of our response to this public health concern."

About Antimicrobial-resistant Infections
The Centers for Disease Control and Prevention estimates that annually in the United States we face 2 million illnesses, 23,000 deaths and $35 billion in lost productivity – all attributable to antibiotic resistant infections. Among the infectious diseases the parties are working to address are carbapenem-resistant Enterobacteriaceae (CRE) bacteria; they are untreatable and hard-to-treat infections on the rise among patients in medical facilities. CREs have become resistant to all or nearly all the antibiotics we have today. Almost half of hospital patients who get bloodstream infections from CRE bacteria die from the infection. The CDC has classified CRE's as one of three urgent threats to the public health.

About Wadsworth Center Laboratories
The Wadsworth Center laboratories stand at the forefront of biomedical and environmental sciences and their interplay. The Center serves a vital role in the New York State Department of Health's efforts to protect and promote the health of New York's citizens. Building on more than a century of excellence as the state's public health laboratory, the Center continues as a premier biomedical institute that merges clinical and environmental testing with fundamental, applied and translational research. Today, Wadsworth Center scientists use both classical and contemporary approaches to study environmental and biological questions related to human health and disease. They develop advanced methods to identify microbial or chemical threats; study drug resistance, emerging infections, and environmental exposures; manage the country's most comprehensive diagnostic and environmental testing laboratory permit program; oversee extramural research programs on stem cells, breast cancer and spinal cord injury; and train the next generation of scientists through undergraduate, graduate, postdoctoral and visiting scientist programs.

About OpGen

OpGen, Inc. is harnessing the power of informatics and genomic analysis to provide complete solutions for patient, hospital, and network-wide infection prevention and treatment. For more information, please visit www.opgen.com.

OpGen, Acuitas, and Acuitas Lighthouse are registered trademarks of OpGen, Inc.

Forward-Looking Statements

This press release includes statements relating to OpGen's collaboration with New York State Department of Health and ILÚM Health Solutions, LLC. These statements and other statements regarding OpGen's future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, our ability to successfully complete the pilot portion of this project, the rate of adoption of our products and services by hospitals and other healthcare providers, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen Contact:
Michael Farmer
Vice President, Marketing
 (240) 813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Contacts:
LHA Investor Relations
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com